Winstar Enters Into $900 Million Investment Agreement With Microsoft and Leading Investment Firms

NEW YORK--(BUSINESS WIRE)--Dec. 15, 1999--

Microsoft and Winstar Announce Agreement to Deliver Broadband Applications

WINSTAR COMMUNICATIONS, INC. (NASDAQ: WCII) today announced that it has entered into an agreement under which Microsoft Corporation and several leading investment firms including Credit Suisse First Boston Equity Partners, L.P. and associated investment vehicles; Welsh, Carson, Anderson and Stowe, VIII, L.P; and Cascade Investments - will invest $900 million in Winstar to fund the company's business plan and expand its network, products and services.

The investment is in the form of convertible preferred stock which converts into common stock at $67.50 per share, a premium of 20 and 25 percent over Winstar's average share price for the last 20 and 30 trading days, respectively.

Winstar and Microsoft also announced a commercial relationship to deliver and promote broadband applications. Microsoft and Winstar will market new and existing general business, e-commerce and multimedia applications services which will help small and medium-sized businesses adopt an Internet-centered business style. The companies will pursue a joint sales and marketing program, which will include building-specific marketing events, a national seminar program, generating sales referrals and participation at trade shows.

Microsoft will license its leading, branded applications to Winstar on an Application Service Provider (ASP) basis. Winstar, which is already a member of the Microsoft Office Online beta pilot, will provide Office 2000 and other application services to Winstar customers using its "national-local," end-to-end, high-speed broadband network and its locally distributed Internet data centers. This will allow Winstar customers to access economically the remotely hosted application software with the same speeds and performance that they have come to expect from software installed at their desktops.

Microsoft and Winstar will pursue a multifaceted technology relationship. Winstar will participate in the Microsoft Partner Solution Center (MPSC) on the Microsoft campus in Redmond, WA. The focus of this participation will be on developing new bandwidth-intensive services such as on-demand IP videoconferencing, based on Microsoft software. The companies also plan to collaborate with respect to Microsoft's BizTalk e-commerce and media streaming initiatives. These applications will be delivered over Winstar's high-speed broadband network.

"This partnership and the related capital investment accomplishes several goals for Winstar," said William J. Rouhana, Jr., Winstar's chairman and chief executive officer. "It validates our business model and strategy; significantly strengthens our balance sheet; adds valuable strategic agreements that give us a special advantage in developing new products and services that make the broadband network more useful to our customers; and brings us new synergies, expertise and insight. This is an exciting time in Winstar's history, and we




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look forward to working with these world-class partners as we grow our business worldwide."

"Microsoft and Winstar share a mutual vision of how to deliver applications over the broadband network, especially to small and medium-sized companies," said Thomas Koll, vice president, Network Solutions Group, Microsoft. "Winstar's broadband network and expertise make it a great partner for Microsoft, as we expand the number of ways that applications are delivered and used by knowledge workers. We look forward to a long and successful relationship with Winstar."

"Winstar has redefined the broadband connection through superior technology, a focused business plan and industry leadership," said Lawrence B. Sorrel, a General Partner of Welsh, Carson, Anderson and Stowe, who will join Winstar's Board of Directors. "As the largest private equity investor in the information services and telecommunications industries, we are very excited about this partnership, and we look forward to helping Winstar build its business by exploring mutually beneficial opportunities between Winstar and our portfolio companies."

"Credit Suisse First Boston has had a longstanding relationship with Winstar," said David A. DeNunzio, Head of Credit Suisse First Boston's Private Equity Division. "Winstar has clearly amassed a unique set of assets and a sizeable lead in bringing broadband services to businesses. We are committed to working with Winstar to further its broadband vision." Hartley R. Rogers, Managing Director and Co-Head of Credit Suisse First Boston Equity Partners, L.P., will join Winstar's Board of Directors.

The cumulative participating senior convertible preferred stock has a 5.75 percent quarterly accreting liquidation preference or, at Winstar's option, quarterly cash dividend. Winstar can require the preferred stock to be converted into common stock after three years, based on certain conditions. Winstar will be required to redeem any remaining shares of the preferred stock then outstanding after 10 years by paying either common stock or cash at its election. The combined investment represents ownership of approximately 13 percent of Winstar's fully diluted common shares.

The closing of the transaction is subject to customary conditions, including approval under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended. Winstar anticipates closing in January 2000.

About Credit Suisse First Boston Equity Partners, L.P.

Credit Suisse First Boston Equity Partners, L.P., is a part of Credit Suisse First Boston Private Equity Division, the global private equity arm of the Credit Suisse Group, a global financial services company providing a comprehensive range of banking and insurance products. Together with its international private equity funds, the Credit Suisse First Boston Private Equity Division now has committed capital of approximately $3.6 billion, with dedicated professionals working in five offices around the world.





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About Welsh, Carson, Anderson and Stowe

WCAS, founded in 1979, has $8 billion of assets under management. The firm focuses exclusively on the information services, communications and healthcare industries, and invests currently out of a $3.2 billion equity fund and a $1.4 billion subordinated debt fund. In addition to this investment in Winstar, WCAS has sponsored a number of recent transactions with leading communications companies, including Amdocs Ltd., BTI Telecom, Bridge Information Systems, Inc., Centennial Cellular Corp., SpectraSite Holdings, dba Communications and SAVVIS Communications. In aggregate, WCAS has committed approximately $1.8 billion of capital to recent communications investments, making it one of the largest private investors in the communications industry in the country.

About Winstar

Winstar Communications, Inc., www.Winstar.com, helps companies around the globe engage in Frictionless Business(SM) through the use of seamless communications and technology. Winstar provides its customers with a comprehensive set of high-quality, digital-age broadband communications services, including high-speed Internet access and data transport, Web-based information and local and long distance services.

Winstar offers its services in more than 70 markets throughout the U.S. and in Europe, Asia and South America. It is the largest holder of broadband fixed wireless spectrum, with licenses in the top 60 U.S. markets and in ten international markets. Winstar's broadband fixed wireless capabilities complement and extend the reach of its extensive fiber network. The company's long-haul fiber network, which supports IP (Internet Protocol), ATM (Asynchronous Transfer Mode) and frame relay, will extend more than 16,000 route miles and connect the top 60 U.S. markets. Winstar's intracity fiber network will consist of nearly 6,000 route miles in over 60 major domestic and international markets.

Winstar's Tier 1 Internet backbone and enhanced Web service offerings, including Web hosting and design, make Winstar one of the largest Internet companies in the U.S. The company's innovative applications enable businesses to take advantage of the new Internet economy. Recently, the company launched Office.com, A Service From Winstar(SM), www.office.com, a premier Internet destination site designed to bring the best of the business Web to the desktop.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, which are described in the company's SEC reports, including the 10-K for the year ended December 31, 1998, and the 10-Q for the quarter ended September 30, 1999.

Winstar is a registered trademark, and Wireless Fiber and Frictionless Business are service marks of Winstar Communications, Inc. Office.com is a service mark of Winstar Communications, Inc., and is used under license.

CONTACT:  WINSTAR
Financial Community:
Daniel Briggs
Director, Capital Market Relations
212/792-9032
dbriggs@winstar.com
          or
Press:
Marianne Steiner, VP, Corporate Communications
212/792-9021
msteiner@winstar.com